Exhibit 10.1

AGREEMENT TO ASSIGN MINING RIGHTS ENTERED INTO, ON ONE PART, BY CORPORACION KEDAH, S.A. DE C.V., HEREINAFTER REFERRED TO AS THE ASSIGNOR, HEREIN REPRESENTED BY MR. HECTOR CERVANTES-TREJO, ACTING IN HIS CAPACITY OF SOLE ADMINISTRATOR AND LEGAL REPRESENTATIVE AND, ON THE OTHER PART, AMERICAN METAL MINING, S.A. DE C.V., HEREINAFTER REFERRED TO AS THE ASSIGNEE, HEREIN REPRESENTED BY MR. RAMIRO TREVIZO-GONZALEZ, ACTING IN HIS CAPACITY OF DULY AUTHORIZED REPRESENTATIVE, COLLECTIVELY REFERRED TO AS THE PARTIES, IN ACCORDANCE WITH THE FOLLOWING RECITALS, STATEMENTS AND ARTICLES:

RECITALS

I. THE ASSIGNOR declares under oath through its duly authorized representative:

a) That on October 1st, 2001, mining concession number 214,549 over the lot named MINA EL CHAMPIÑON was issued in favor of Maria de Lourdes Alvarez-Félix, at first having eighty percent (80%) of the mining rights derived therefrom and the remaining twenty percent (20%) under the name of Manuel de Jesús Coronel-Beltran, as recorded under certificate 49, page 25, volume 322 of the Mining Concessions Register of the Public Mining Registry.

b) That on August 3, 2004, an Agreement to Assign Mining Concession Rights was subscribed, by virtue of which, among other terms and conditions, Manuel de Jesús Coronel-Beltrán, acting as THE ASSIGNOR, assigned in favor of Manuel Coronel-Beltrán, acting as THE ASSIGNEE, twenty percent (20%) of the mining rights derived from the Mining Concession of which he was originally the titleholder.   Said agreement was executed and ratified before Mr. Francisco Javier Gaxiola-Beltrán, Notary Public number 161 of the State of Sinaloa, Mexico, and its effect regarding the Mining Concession was recorded on April 2, 2009, with the Public Mining Registry, specifically under certificate 70, page 43, volume 24 of the Public Mining Registry.

c) That on November 8, 2006, an Agreement to Assign Mining Concession Rights was subscribed, by virtue of which, among other terms and conditions, Manuel Coronel-Beltrán, acting as THE ASSIGNOR, assigned in favor of Maria de Lourdes Alvarez-Félix, acting as THE ASSIGNEE, twenty percent (20%) of the mining rights derived therefrom. Hence, the total mining rights derived from the Mining Concession assigned over the lot named MINA EL CHAMPIÑON were acquired by María de Lourdes Alvarez-Félix. Said agreement was executed and ratified before Mr. Renato Vega-Carrillo, Notary Public number 174 of the State of Sinaloa, Mexico, and its effect regarding the Mining Concession was recorded on April 2, 2009 with the Public Mining Registry, specifically under certificate 63, page 36, volume 25 of the Public Mining Registry.

d) That on August 10, 2011, an Agreement to Rescind the Assigning of Mining Concession was subscribed, by virtue of which, among other terms and conditions, Maria de Lourdes Alvarez-Félix and Manuel Coronel-Beltrán agreed to rescind the agreement described in the preceding paragraph. Said agreement was executed and ratified before Mr. Renato Vega-Carrillo, Notary Public number 174 of the State of Sinaloa, Mexico.  At date, it has not yet been filed with the Public Mining Registry.

e) That on August 11, 2011, an Agreement to Assign Mining Concession Rights was subscribed, by virtue of which, among other terms and conditions, Maria de Lourdes Alvarez-Félix, acting as THE ASSIGNOR, assigned in favor of Manuel Coronel-Beltrán, acting as THE ASSIGNEE, eighty percent (80%) of the mining rights derived therefrom. Said agreement was executed and ratified before Mr. Renato Vega-Carrillo, Notary Public number 174 of the State of Sinaloa, Mexico.  At date, it has not yet been filed with the Public Mining Registry.

f) That on August 11, 2011, an Agreement to Assign Mining Concession Rights was subscribed, by virtue of which, among other terms and conditions, Manuel Coronel-Beltrán, acting as THE ASSIGNOR, assigned in favor of CORPORACION KEDAH, S.A. DE C.V., acting as THE ASSIGNEE, one hundred percent (100%) of the mining rights derived therefrom. Said agreement was executed and ratified before Mr. Lamberto Barboa-Valenzuela, Notary Public number 79 of the State of Sinaloa, Mexico.  At date, it has not yet been filed with the Public Mining Registry.

g) That similarly, on September 1st, 2011, THE PARTIES agreed to enter into a diverse Mining Exploration and Exploitation Agreement regarding the mining concession title number 214,549, over the lot named MINA EL CHAMPIÑON, under which the current ASSIGNEE may explore and mine said mining concession for a 10-year term by paying the considerations set in said agreement.

In accordance with the agreement described in the preceding paragraph, the current Assignee made various payments to CORPORACION KEDAH, S.A. DE C.V., on the dates stated below:

Payments

Date	Advance payment	Value Added Tax	Total
7/18/11	$ 64,655.17	$ 10,344.83	$ 75,000.00
8/30/11	10,344.83	1,655.17	12,000.00
9/14/11	100,000.00	16,000.00	116,000.00
3/28/12	60,344.83	9,655.17	70,00.000
Total Advance Payments	$ 235,344.83	$ 37,655.17	$ 273,000.00

Amounts expressed in U.S. dollars (U.S. currency).

h) In their best interest, THE PARTIES have agreed to rescind the mining exploration and exploitation agreement described above, thus executing on this date the applicable rescission agreement in order to enter into the assigning agreement herein to assign the mining rights and to take as early payment the amounts paid in advance as described in the immediately preceding paragraph, which are to be credited towards the price of the concession of said mining rights.

STATEMENTS

I. THE ASSIGNOR declares under oath, through its legally authorized representative:

a) That it is a Mexican company, specifically a Variable Capital Corporation, duly incorporated and operating according to the applicable legal dispositions in force in Mexico, as evidenced in Public Deed number 11,750, drawn on July 23, 2009, before Mr. Jorge Mazpulez-Pérez, Notary Public number 14 of the Morelos Judicial District, State of Chihuahua, Mexico, instrument that was duly recorded with the Public Trade Registry for said judicial district under electronic folio number 25,362*10, dated August 18, 2009, and in virtue of which the Incorporation Deed of the Company was legalized having, therefore, the personality and capacity required to enter into the legal act herein;

b) That its representative has the required and sufficient mandates, powers and faculties to execute the agreement herein, as evidenced in the instrument described above, which to date have been neither restricted, limited, suspended nor revoked;

c) That by signing this instrument he is not exceeding any of his powers, mandates or faculties, since the terms and conditions in connection with this matter have been submitted to the Board of Directors of THE ASSIGNOR for their consideration, and its legalization has been duly approved under the terms of its statutory regime;

d)  That it has been duly inscribed in the Federal Taxpayers Registry, Taxpayer ID number CKE-090723-435 and that it is current in its payment obligations regarding taxes and other applicable contributions according to the applicable tax law in force;

e) That its corporate purpose includes the feasibility of carrying out any mining activities, as well as to assign them onerously, which is the case of the agreement herein;

f) That it is the legitimate titleholder of the total concession granted over the lot named MINA EL CHAMPIÑON, with a surface area of 150 hectares, located in the Choix municipality, State of Sinaloa, Mexico, title number 214,549 granted on October 1st, 2001, and valid from October 2, 2001, through October 1, 2051, hereinafter referred to as THE CONCESSION;

g) That obligations imposed by the current applicable law have been met at date.  Said obligations apply to holders of administrative authorizations such as THE CONCESSION, including payment of any applicable fees pursuant to the Federal Fees Law;

h) That the mining rights derived from THE CONCESSION are free from lien, encumbrance, burden, levy or limitation of any sort in their domain.  Hence, their disposition is legally possible as agreed, whether in part or as a whole;

i) That THE CONCESSION lot is in good condition at present, taking into consideration the fact that during mining activities performed therein all applicable legal dispositions on mining, environmental and other matters were fully met;

j) That the landmarks identifying the boundaries of the lots comprised in THE CONCESSION are in good condition, having been built in compliance with the applicable legal provisions in force;

k) That they wish to assign fully, definitively and onerously in favor of THE ASSIGNEE the total mining rights derived from THE CONCESSION, complying at all times with the terms and conditions of the agreement herein;

l) That they acknowledge having received from THE ASSIGNEE the amount of US$ 235,344.83 (two hundred thirty five thousand three hundred forty four dollars and 83/100 U.S. Cy.) previous to the execution of the agreement herein, specifically as advance payment of considerations due on account of the right to explore and to exploit THE CONCESSION, plus the amount of US$37,665.17 (THIRTY SEVEN THOUSAND SIX HUNDRED SIXTY FIVE DOLLARS AND 17/100 U.S. Cy.) for Value Added Tax (VAT), on the dates and the amounts described in Recital 1, item l) of the agreement herein. Hence, they accept that said amounts be considered as advance payment towards the total assigning price mentioned in the agreement herein;

m) That at date there is not any contract or agreement in force that includes THE CONCESSION, whether directly or indirectly.  Signing this agreement, therefore, does not imply any default on the part of THE ASSIGNOR to commitments previously made nor to any rights previously granted in favor of any third parties.

II.  THE ASSIGNEE declares under oath, through its legally authorized representative:

a) That it is a Mexican company, specifically a Variable Capital Corporation, duly incorporated and operating according to the applicable legal dispositions in force in Mexico, as evidenced in Public Deed number 17,227, drawn on December  4, 2006, before Mr. Eugenio Fernando García-Russek, Applicant to Notary Public, attached to Notary Public office number 28 of the Morelos Judicial District, State of Chihuahua, Mexico, acting in the capacity of Notary Public, on leave of absence of the Notary Public in office.  Said  instrument was duly recorded with the Public Trade Registry for said judicial district under electronic folio number 23,327*10, dated December 22, 2006, and in virtue of which the Incorporation Deed of the Company was legalized having, therefore, the personality and capacity required to enter into the legal act herein;

b) That its representative has the required and sufficient mandates, powers and faculties to execute the agreement herein, as evidenced in the instrument described above, which to date have been neither restricted, limited, suspended nor revoked;

c) That by signing this instrument he is not exceeding any of his powers, mandates or faculties, since the terms and conditions in connection with this matter have been submitted to the Board of Directors of THE ASSIGNEE for their consideration, and its legalization has been duly approved under the terms of its statutory regime;

d)  That it has been duly inscribed in the General Mining Registry pursuant to dispositions set forth in article 11 of the Mining Law, among other applicable legal dispositions in force;

e) That its corporate purpose includes the feasibility of carrying out any mining activities, which is the case of the agreement herein;

f) That it has been duly inscribed in the Federal Taxpayers Registry, Taxpayer ID number AMM-061204-4R7 and that it is current in its payment obligations regarding taxes and other applicable contributions according to the applicable tax law in force;

g) That it is the wish of the party he represents that THE ASSIGNOR assign in favor of the party he represents the total mining rights derived from THE CONCESSION, paying in exchange as consideration the price set and in the specified amount, complying at all times with the terms and conditions of the agreement herein.

III.  Both PARTIES declare in their own name and behalf and through their duly authorized representative, respective, as applicable, under oath to say the truth, that they appear before the Notary Public to draw the document herein on good faith, free from error, intent, violence of any other vice in consent, with the purpose of being bound by the following:

ARTICLES

FIRST. PURPOSE: Pursuant to article 2,029 and 2,248 of the Federal Civil Code, supplementary application pursuant to article 23, last paragraph of the Mining Law, as well as article 2 of the Code of Commerce, by signing the agreement herein, THE ASSIGNOR transfers onerously, totally and definitively in favor of THE ASSIGNEE all the mining rights derived from THE CONCESSION, including everything that in fact and by law is applicable, free from lien, encumbrance or limitation of ownership, receiving in return as consideration the true price as determined in the articles below.

As a result of the transfer of rights agreed hereby, the rights and obligations of THE ASSIGNEE arising from the concession titles whose rights are the subject matter of this legal act are subrogated as of this date, including the obligation to pay any applicable federal fees resulting from transferring THE CONCESSION.

SECOND. PRICE. As consideration for the transfer of rights described above, THE ASSIGNEE undertakes to pay THE ASSIGNOR the amount of US$ 2,175,000 (TWO MILLION ONE HUNDRED SEVENTY FIVE THOUSAND DOLLARS AND 00/100 U.S. Cy.) plus any applicable Added Value Tax (THE PRICE), at all times being bound by the terms and conditions agreed upon herein.

THIRD. FORM, TIME AND PLACE OF PAYMENT.  Taking into consideration the amount of the advance payment delivered by THE ASSIGNEE in favor of THE ASSIGNOR prior to the date of execution of the agreement herein, for the amount of US$235,344.80 (TWO HUNDRED THIRTY FIVE THOUSAND THREE HUNDRED FORTY FOUR DOLLARS AND 80/100 U.S. Cy.), plus the amount of US$37,665.17 (THRITY SEVEN THOUSAND SIX HUNDRED SIXTY FIVE DOLLARS AND 17/100 U.S. Cy.) for Value Added Tax, THE PARTIES agree that the remaining balance of the PRICE will be the amount of US$1,939,655.20 (ONE MILLION NINE HUNDRED THIRTY NINE THOUSAND SIX HUNDRED FIFTY FIVE DOLLARS AND 20/100 U.S. Cy.), plus the applicable Value Added Tax, which will be paid within the terms and amounts stated below:

1. First payment in the amount of US$68,965.60 (SIXTY EIGHT THOUSAND NINE HUNDRED SIXTY FIVE DOLLARS AND 60/100 U.S. Cy.), plus the applicable Value Added Tax on the date of execution and ratification of the agreement herein before a Notary Public.

2. Second payment in the amount of US$45,689.60 (FORTY FIVE THOUSAND SIX HUNDRED EIGHTY NINE DOLLARS AND 60/100 U.S. Cy.), plus the applicable Value Added Tax payable on May 31, 2012.

3. Third payment in the amount of US$200,000 (TWO HUNDRED THOUSAND DOLLARS AND 00/100 U.S. Cy.), plus the applicable Value Added Tax payable on August 1, 2012.

4.  Fourth payment in the amount of US$208,333.33 (TWO HUNDRED EIGHT THOUSAND THREE HUNDRED THIRTY THREE DOLLARS AND 33/100 U.S. Cy.), plus the applicable Value Added Tax payable on September 7, 2012.

5.  Fifth payment in the amount of US$408,333.33 (FOUR HUNDRED EIGHT THOUSAND THREE HUNDRED THIRTY THREE DOLLARS AND 33/100 U.S. Cy.), plus the applicable Value Added Tax payable on March 7, 2013.

6.  Sixth payment in the amount of US$408,333.33 (FOUR HUNDRED EIGHT THOUSAND THREE HUNDRED THIRTY THREE DOLLARS AND 33/100 U.S. Cy.), plus the applicable Value Added Tax payable on September 7, 2013.

7. Seventh payment in the amount of US$300,000 (THREE HUNDRED THOUSAND DOLLARS AND 00/100 U.S. Cy.), plus the applicable Value Added Tax payable on March 7, 2014.

8.  Eighth payment in the amount of US$300,000 (THREE HUNDRED THOUSAND DOLLARS AND 00/100 U.S. Cy.), plus the applicable Value Added Tax payable on September 7, 2014.

Notwithstanding the agreed terms, THE ASSIGNOR expressly grants in favor of THE ASSIGNEE a 30-calendar-day grace period beginning from the due dates described above for the payment of each one of the amounts set from the fourth to the eighth payment, since payments mentioned in items one, two and three above shall be paid on the aforementioned due dates.

THE PARTIES agree that THE ASSIGNEE will be held free from any liability for default in the fourth and subsequent payments mentioned herein in the event that at the date THE ASSIGNEE is bound to make the applicable payments THE ASSIGNOR has not accredited or complied with any of the following conditions:

A. That the company named CORPORACION KEDAH, S.A. DE C.V. is duly registered in the Public Mining Registry.

B.  That THE CONCESSION subject matter of the agreement herein is duly registered and under the name of CORPORACION KEDAH, S.A. DE C.V.

FOURTH:  REGISTRATION OBLIGATIONS. THE ASSIGNOR assumes the obligation to carry out all the actions necessary to have the various contracts described above under Recitals duly registered in the Public Mining Registry and, therefore, in full force and effect.  THE ASSIGNOR is expressly bound to have THE CONCESSION subject matter of the agreement herein registered in the Public Mining Registry in favor of CORPORACION KEDAH, S.A. DE C.V. by no later than September 7, 2012, given that this is necessary for the subsequent registration of this heads of agreement.

Similarly, THE ASSIGNOR is bound to have CORPORACION KEDAH, S.A. DE C.V. duly registered in the Public Mining Registry by no later than September 7, 2012.

SIXTH:  ASSIGNMENT.  Prior consent in writing from THE ASSIGNOR, THE ASSIGNEE may assign to any third party at its discretion, in part or as a whole, the rights to which it is entitled and the applicable obligations arising from the execution of the agreement herein. Said consent will not be denied unless there are sufficient grounds to do so.

By virtue of this article, THE ASSIGNOR is bound in the broadest sense not to assign under any terms the rights acquired hereby.

SEVENTH:  RESPONSIBILITES OF THE ASSIGNEE.   For all applicable legal purposes, as of this date THE ASSIGNEE is expressly bound to hold THE ASSIGNOR free and harmless from any claim and/or liability intended or determined arising from direct acts for which THE ASSIGNEE, its workers, employees, representative or officers are liable while performing mining exploration and exploitation work on THE CONCESSION.

EIGHTH:   CONFIDENTIALITY.  THE PARTIES expressly undertake to maintain as confidential any past, present or future information in connection with the document herein when disclosed to any third party.

THE PARTY receiving confidential information will limit access to this information when its representatives or employees request access to said information for any justified and reasonable cause.  In that case, individuals will be bound as joint obligors by THE PARTIES to maintain confidentiality regarding any confidential information that is disclosed to them.

For the purposes of the article herein, the following will not be considered as confidential information:  1) information legitimately known and obtained by the receiving PARTY prior to the execution of the agreement herein: 2) Any information considered as available to the public at present or in the future, provided that this is not due to failure to comply by any of THE PARTIES with any provisions stated herein; or 3)  Any information that shall be disclosed as required by law by administrative or judicial mandate issued by competent authorities, including stock market authorities.

THE PARTIES agree that the time the obligations derived from this article will be effective will subsist for four (4) years beginning from the date of the execution of the document herein.

NINTH:  LIABILITY FOR DAMAGES:  Both THE ASSIGNOR and THE ASSIGNEE are jointly and severally responsible for compensating any damages, if any, arising from this agreement, caused to third parties.  In the case of THE ASSIGNEE, liability is limited to the rights transferred by virtue of this agreement.

TENTH:  BREACH AND RESCISSION OF AGREEMENT: THE PARTIES agree that in the event either of THE PARTIES fails to fulfill any of the obligations undertaken by signing this instrument, the other party shall be entitled to demand the enforcement of the unfulfilled obligation, on one hand, and the rescission of the agreement herein, on the other hand, as well as payment of a compensation for damage in both cases and, where applicable, to implement the specific guaranty granted herein.

ELEVENTH:  BREACH DUE TO ACTS OF GOD OR FORCE MAJEURE.

It is expressly agreed that THE ASSIGNEE shall not be responsible for the delay or failure to comply, in part or as a whole, with obligations acquired under the terms of this document when said delay or failure is the result of or is derived from Acts of God or force majeure, i.e., due to unforeseen facts or events of nature or of man that are unpredictable or even when they can be expected but cannot be avoided by THE ASSIGNEE.

As mentioned in the preceding paragraph, THE PARTIES agree that Acts of God or force majeure are considered to be, but not limited to: accidents such as fire, explosions. floods, storms, earthquakes, epidemics, riots, strikes, wars, rebellions, oppositions or disturbances caused by rural or communal communities, or by any other incorporated group or association, whether legally or illegally, as well as opposition or disturbances caused by any other individual preventing the performance of mining work contemplated herein, as well as actions and/or omissions on the part of any government authority, whether federal, state or municipal, which includes delay or lack of timely obtaining licenses and authorizations required from any authority, individual or company, association or entity for carrying out mining work under this document.

In the event of Acts of God or force majeure, THE ASSIGNEE shall notify THE ASSIGNOR within a 30-calendar-day term from the date THE ASSIGNEE is aware of the event.  Said notice shall not be necessary in case that the Acts or God or force majeure is evident to both PARTIES.

Notwithstanding the above, THE ASSIGNEE acknowledges that it may not allege any Acts of God or force majeure in connection with the payment obligations acquired by signing the agreement herein in favor of THE ASSIGNOR.

TWELFTH:  COMPENSATION IN CASE OF EVICTION.  THE ASSIGNOR is bound to meet requirements for compensation to THE ASSIGNEE in case of eviction from THE CONCESSION pursuant to article 2,283, section III of the Federal Civil Code, among other applicable legal provisions.

THIRTEENTH:  ADMINISTRATIVE OBLIGATIONS. THE ASSIGNEE is expressly bound to maintain THE CONCESSIONS valid, complying for this purpose with the formalities and payment of respective fees, being subject to general provisions and Mexican official standards of the mining industry pursuant to article 27 of the Mining Law, among other relevant articles, its Rules and Regulation and other current applicable laws.

FOURTEENTH.  LEGALIZATION. THE PARTIES undertake to ratify this document before Notary Public or Broker as soon as possible, so that it may be registered in the Public Mining Registry, attached to the Ministry of Economy, as well as with the purpose of proceeding to carry out any other administrative procedures which are required pursuant to article 2,034 fraction III of the Federal Civil Code, 46, fraction VI, 47 of the Mining Law, 83, last paragraph, of the Rules and Regulations of the Mining Law and other current applicable laws. Any expenses in connection with the implementation of the provisions of the clause herein are to be paid in full by THE ASSIGNEE.

FIFTEENTH.  With the purpose of ensuring compliance with the obligations under this agreement, THE ASSIGNEE provides as specific warranty THE CONCESSION subject of this heads of agreement, which we request be considered in the relevant data as if recited at length herein.

SIXTEENTH:  TAX LIABILITIES. Being registered and current before the Federal Taxpayer Registry (RFC), as well as having been liable up to date for paying taxes and other contributions, both PARTIES agree that each one of them will pay separately their individual tax due in compliance with the terms and conditions of this document, in conformity with the current applicable tax law.  Both parties are bound to hold each other free from any tax liability that could be levied by the competent authorities contravening this article.

SEVENTEENTH:  SEPARATE ENTITIES. None of the terms and conditions contained herein shall be construed as meaning that THE PARTIES have established any business or association relationship between them and, therefore, neither they nor any of their assets are combined or merged for purposes of tax liabilities or before third parties or otherwise.

EIGHTEENTH:  LABOR RELATIONS.  In compliance with the obligations for which each one of THE PARTIES is liable by signing this agreement, they declare that they will be acting as independent corporations.  Thus, under no circumstances will it be construed that there is any labor relation between them, discarding the possibility of applying any labor and social security laws currently in force.  Consequently, under no circumstances will THE PARTIES be allowed to hire any employees or workers in the name and on behalf of the other party.

Regarding their respective workers and employees, THE PARTIES state that there is no labor relationship between the workers and the employees of THE ASSIGNOR with THE ASSIGNEE, nor vice versa.  Thus, THE PARTIES acknowledge being the employers of their respective workers and employees in compliance with the current applicable labor and social security laws.

NINETEENTH:  CONTACT ADDRESSES AND INFORMATION.  For the performance of the agreement herein and compliance with its terms and conditions, as well as in order to deliver any relevant notices, notifications and other communications, THE PARTIES provide the following contact addresses and telephone numbers

ASSIGNORS	ASSIGNEE
2812Av. Independencia Col. Centro Zip code 31000, City of Chihuahua State of Chihuahua, Mexico Tel. (614) 415 1971	5101 California St., Suite 206 Col. Haciendas de Santa Fe Zip code 31215, City of Chihuahua State of Chihuahua, Mexico Tel. (614) 200 8481

In the event of change of address, both PARTIES agree to notify the other party at least five (5) days in advance before the change is actually made.

TWENTIETH:  NOTICES, NOTIFICATIONS, AND COMMUNICATIONS.  THE PARTIES agree that any notices, notifications or communications to be delivered to the other party will be in writing.

Delivery of said documents may be performed by any of the following ways: 1) by simple courier service delivered by hand or by registered mail, both with acknowledgement of receipt; 2) By fax; or 3) by e-mail.  If by e-mail, delivery will be considered valid and legally made only when reception of said e-mail has been acknowledged by the addressee, replying by e-mail within three (3) calendar days after it has been sent.

Likewise, THE PARTIES agree that any notices, notifications or communications referring to the agreement herein will be effective on the day they are received.  In the event that said messages include any time frame, said term will begin on the day after its reception has been confirmed, regardless of whether it is a business or a calendar day.

TWENTY FIRST: CONTACT PARTIES.  THE PARTIES agree that any notices, notifications or communications sent by one party to another arising from the terms and conditions of the agreement herein will be addressed to either one of THE PARTIES:

ASSIGNORS	ASSIGNEE
HECTOR CERVANTES-TREJO	RAMIRO TREVIZO-GONZALEZ

If any of THE PARTIES wishes to change the contact person listed above, THE PARTIES agree to notify each other about said decision at least five (5) calendar days prior to the date said change is actually made.  Failure to comply with this obligation will imply that any notices, notifications or communications sent and delivered to the original addressee of the PARTY making the change will be legally effective in favor of the PARTY that has not been notified on a timely basis, beginning from the delivery date and while said failure subsists.

TWENTY FIRST:    COMPLETE AGREEMENT. This Agreement constitutes the entire agreement and understanding between THE PARTIES relating to the subject matter hereof, and supersedes all prior letters of intention, proposals, agreements, reports, negotiations, mail, engagements and communications, whether written or oral, held at an earlier date between them.

TWENTY SECOND:  AMENDMENTS.  The terms and conditions of the instrument herein may only be modified by signing amendment agreements between THE PARTIES.  A simple copy of the agreement herein shall be attached to said amendment agreements in order to properly and fully construe the terms and conditions to which THE PARTIES have agreed in connection with this business transaction.

TWENTY THIRD.  GOVERNING LAW,  The agreement herein shall be governed by and construed in accordance with the applicable Mining Law, its Rules and Regulations, and the Federal Civil Code of Mexico among other current applicable provisions of the Mexican Law.

TWENTY FOURTH.  JURISDICTION.  n the event of any controversy in connection with the validity, intention, interpretation, compliance with or enforcement of this Agreement, THE PARTIES expressly agree to be subject to the competent Courts and Tribunals of the Morelos Judicial District in the City of Chihuahua, State of Chihuahua, Mexico, forfeiting any other jurisdiction or right to which they might be entitled in virtue of their present or future addresses or otherwise.

BEING WELL AWARE OF THE LEGAL FORCE AND SCOPE OF THE AGREEMENT HEREIN, THE PARTIES EXECUTE THIS DOCUMENT ON THE TWENTY FIRST DAY OF MAY TWO THOUSAND TWELVE IN THE CITY OF CHIHUAHUA, CHIHUAHUA, MEXICO.

(signature)

THE ASSIGNOR

CORPORACION KEDAH, S.A. DE C.V.

Represented herein by

Mr. HECTOR CERVANTES-TREJO

(signature)

THE ASSIGNEE

AMERICAN METAL MINING, S.A. DE C.V.

Represented herein by

Mr. RAMIRO TREVIZO-GONZALEZ